UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2008

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On December 4, 2008, AbitibiBowater Inc. (the "Company") announced the curtailment of production capacity of newsprint and commercial printing papers by over 1 million metric tons, representing a reduction of approximately 830,000 metric tons of newsprint, 110,000 metric tons of specialty grades and 70,000 metric tons of coated grades, respectively. This decision to curtail paper production capacity is a result of the continuation of the Company's comprehensive strategic review of its operations and assets that began immediately following the merger. Capacity reductions include the permanent closure by the end of the first quarter of 2009 of the Grand Falls, Newfoundland and Labrador newsprint mill, representing 205,000 metric tons, and the permanent closure by the end of 2008 of the Covington, Tennessee paper converting facility, representing 70,000 metric tons of coated paper. The capacity reductions also include the indefinite idling of the Alabama River newsprint mill, in Alabama, representing 265,000 metric tons, and the indefinite idling of two paper machines (#1 and #2) in Calhoun, Tennessee, representing 230,000 metric tons of capacity, including 120,000 metric tons of newsprint and 110,000 metric tons of specialty grades. On a revolving basis, approximately 20,000 metric tons of monthly newsprint downtime at other facilities across the organization will be taken until market conditions improve.

The Company estimates it will incur cash closure costs of approximately $45 million related to severance and other closure charges as a result of these actions. The majority of these closure costs will be paid during the second quarter of 2009. In addition, a fourth quarter 2008 non-cash asset impairment charge of approximately $180 million will be taken to reflect the permanent closure of the Grand Falls paper mill and Covington converting facility.

Statements in this current report that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about the Company's planned reduction of newsprint and commercial printing papers capacity, the closure or idling of certain of the Company's production facilities, the Company's ability to realize targeted synergies and cost reductions, the Company's financial performance, the Company's ability to maintain and improve product quality and customer service levels, and the Company's business outlook, strategies, and assessment of market conditions. Forward-looking statements may be identified by the use of forward-looking terminology such as the words "will", "could", "expects", "believes", "anticipates", "projects" and other terms with similar meaning indicating possible future events or actions or potential impact on the business or stockholders of the Company.

These forward-looking statements are not guarantees of future performance.  They are based on management's assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially.  These risks and uncertainties include, but are not limited to: an inability to reduce newsprint and commercial printing capacity as quickly as anticipated; worsening industry conditions; decreased demand for the Company's paper products; actions of competitors; the risk that expected cost savings and synergies may not be fully realized or may take longer to realize than expected; the costs of raw materials such as energy, chemicals and fiber; and, potential disruptions from the curtailments that may make it more difficult to maintain relationships with customers, employees and suppliers.  Additional factors are listed from time to time in the Company's filings with the Securities and Exchange Commission and the Canadian securities regulatory authorities, including those factors contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, and the Company's Annual Report on Form 10-K for the twelve months ended on December 31, 2007, under the caption "Risk Factors."  All forward-looking statements in this current report are expressly qualified by information contained in the Company's filings with the Securities and Exchange Commission and the Canadian securities regulatory authorities. The Company disclaims any obligation to update or revise these forward-looking statements.

Item 2.06.	Material Impairments

The information contained in Item 2.05 relating to asset impairment charges is incorporated into this Item 2.06 by reference.

Item 7.01.	Regulation FD Disclosure

On December 4, 2008, the Company issued a press release announcing several actions related to its comprehensive strategic review, including the curtailment of its paper production capacity. The press release is attached as Exhibit 99.1 and incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits.

		99.1	Press Release, dated December 4, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Date: December 4, 2008		Name: Jacques P. Vachon
Title: Senior Vice-President Corporate Affairs and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 4, 2008

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